                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-____) and related Prospectus of AZZ incorporated for the registration of 70,000 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2001, with respect to the consolidated financial statements and schedule of AZZ incorporated included in its Annual Report (Form 10-K) for the year ended February 28, 2001, filed with the Securities and Exchange Commission.



Fort Worth, Texas
July 25, 2001